                                 SCHEDULE 14A
                                (RULE 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.  )


    Filed by the registrant [X]

    Filed by a party other than the registrant [ ]

    Check the appropriate box:

    [ ] Preliminary proxy statement    [ ] Confidential, for Use of the
                                           Commission Only (as permitted by
                                           Rule 14a-6(e)(2))
    [X] Definitive proxy statement

    [ ] Definitive additional materials

    [ ] Soliciting material pursuant to sec.240.14a-11(c) or sec.240.14a-12

                    Diamond Technology Partners Incorporated
              (Name of Registrant as Specified in Its Charter)

Payment of filing fee (Check the appropriate box):

    [X] No fee required.

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:
--------------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:
--------------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
--------------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:
--------------------------------------------------------------------------------
    (5) Total fee paid:
--------------------------------------------------------------------------------
    [ ] Fee paid previously with preliminary materials.

    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:
--------------------------------------------------------------------------------
    (2) Form, schedule or registration statement no.:
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    (3) Filing party:
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    (4) Date filed:
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

                          DIAMOND TECHNOLOGY PARTNERS

                    DIAMOND TECHNOLOGY PARTNERS INCORPORATED
                           875 NORTH MICHIGAN AVENUE
                                   SUITE 3000
                            CHICAGO, ILLINOIS 60611

                            NOTICE OF ANNUAL MEETING

     The Annual Meeting of stockholders of Diamond Technology Partners Incorporated (the "Company") will be held on Wednesday, October 29, 1997, at 10:00 A.M., at the Signature Room on The 95th Floor, John Hancock Center, 875 N. Michigan Avenue, Suite 3000, Chicago, Illinois, for the purpose of:

     1. Electing three directors to serve until the Annual Meeting of Stockholders of the Company in 2000.

     2. Confirming the appointment of the independent auditors of the Company for the current fiscal year.

     3. Transacting such other business as may properly come before the meeting.

     The Board of Directors has fixed the close of business on September 5, 1997 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

                                          Christopher J. Moffitt
                                          Secretary

September 30, 1997

     THE COMPANY'S ANNUAL REPORT FOR THE FISCAL YEAR ENDED MARCH 31, 1997 IS BEING MAILED TO STOCKHOLDERS CONCURRENTLY HEREWITH. THE ANNUAL REPORT CONTAINS FINANCIAL AND OTHER INFORMATION ABOUT THE COMPANY, BUT IS NOT INCORPORATED INTO THE PROXY STATEMENT AND IS NOT DEEMED TO BE A PART OF THE PROXY SOLICITING MATERIAL.
                            ------------------------

     PLEASE PROMPTLY FILL OUT, SIGN, DATE AND MAIL THE ENCLOSED FORM OF PROXY IF YOU DO NOT EXPECT TO BE PRESENT AT THE ANNUAL MEETING. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                    DIAMOND TECHNOLOGY PARTNERS INCORPORATED
                           875 NORTH MICHIGAN AVENUE
                                   SUITE 3000
                            CHICAGO, ILLINOIS 60611

                                PROXY STATEMENT

                               SEPTEMBER 30, 1997

     This Proxy Statement is furnished in connection with the solicitation by the directors of Diamond Technology Partners Incorporated, a Delaware corporation (the "Company"), of proxies to be used at the Annual Meeting of stockholders of the Company to be held on October 29, 1997 (the "Annual Meeting"). This Proxy Statement and the related form of proxy are being mailed to stockholders commencing on or about September 30, 1997.

     If the enclosed form of proxy is executed and returned, the shares represented by them will be voted as directed on all matters properly coming before the Annual Meeting for a vote. The proxies may be revoked at any time prior to their exercise by giving notice to the Company in writing or by a later executed proxy. Attendance at the Annual Meeting will not automatically revoke a proxy, but a stockholder attending the Annual Meeting may request a ballot and vote in person, thereby revoking a prior granted proxy.

     Stockholders of record at the close of business on September 5, 1997 will be entitled to vote at the Annual Meeting. On that date, the Company had outstanding and entitled to vote 6,700,256 shares of Class A Common Stock, par value $0.01 per share ("Class A Common"), and 4,908,112 shares of Class B Common Stock, par value $0.01 per share ("Class B Common" and, together with the Class A Common, the "Common Stock"). Each share of Class A Common is entitled to one vote for a nominee for each of the three directorships to be filled and one vote on each other matter brought before the Annual Meeting. Each share of Class B Common is entitled to five votes for each such nominee and five votes on each other matter brought before the Annual Meeting. The shares of Class B Common will be voted by Melvyn E. Bergstein, CEO of the Company pursuant to an irrevocable proxy granted to Mr. Bergstein by the holders of Class B Common.

     At the Annual Meeting, in accordance with Delaware law and the Company's By-Laws, the inspectors of election appointed by the Board of Directors for the Annual Meeting shall determine the presence of a quorum and shall tabulate the results of stockholder voting. As provided by Delaware law and the Company's By-Laws, the holders of a majority of the Company's stock, issued and outstanding, and entitled to vote at the Annual Meeting and present in person or by proxy at the Annual Meeting, shall constitute a quorum for such meeting. The inspectors of election will treat properly executed proxies marked "abstain" as "present" for purposes of determining whether a quorum has been achieved at the Annual Meeting. Such inspectors shall also treat proxies held in "street name" by brokers that are not voted on all proposals to come before the Annual Meeting ("broker non-votes") as "present."

     Class A Common and Class B Common will vote as a single class on all matters anticipated to be brought before the Annual Meeting. In accordance with Delaware law, nominees for election as directors receiving the greatest number of votes will be elected directors. In accordance with Delaware law and the Company's By-Laws, the holders of a majority of the voting power of shares of the Company's stock which has voting power present in person or by proxy, and which is actually voted, shall decide any other proposal which is brought before the Annual Meeting. As a result, abstentions in respect of any proposal and broker non-votes will not be counted for purposes of determining whether such proposal has received the requisite approval by the Company's stockholders.

     In accordance with Delaware law and the Company's By-Laws, the Company may, by a vote of the stockholders, adjourn the Annual Meeting to a later date or dates, without changing the record date. If the Company were to determine that an adjournment were desirable, the appointed proxies would use the discretionary authority granted pursuant to the proxy cards to vote in favor of such an adjournment.

                           BUSINESS TO BE TRANSACTED

     The Board of Directors will present two proposals to the stockholders of the Company at the Annual Meeting. Information concerning the first proposal, "Election of Directors", is found on pages 2 to 15 of this Proxy Statement. Information concerning the second proposal, "Confirmation of Appointment of Independent Auditors", is found on page 15 of this Proxy Statement.

1. ELECTION OF DIRECTORS

     IDENTIFICATION OF DIRECTORS

     The incumbent directors of the Company are as follows:

                                                                                              DIRECTOR
                NAME                   AGE                      POSITIONS                      SINCE
                ----                   ---                      ---------                     --------
Melvyn E. Bergstein(2)...............  55    Chairman of the Board of Directors, Chief          1994
                                             Executive Officer And President
Christopher J. Moffitt(3)(5).........  42    Senior Vice President, Secretary and Director      1994
Michael E. Mikolajczyk(1)............  45    Senior Vice President, Chief Financial and         1994
                                             Administrative Officer, Treasurer and Director
James C. Spira(3)(4).................  54    Senior Vice President and Director                 1995
Donald R. Caldwell(1)(4)(5)..........  51    Director                                           1994
Edward R. Anderson(3)(5).............  50    Director                                           1994
John D. Loewenberg(2)(4).............  57    Director                                           1996
Alan Kay(1)..........................  57    Director                                           1996

-------------------------
(1) Term expires as of the 1997 Annual Meeting of Stockholders

(2) Term expires as of the 1998 Annual Meeting of Stockholders

(3) Term expires as of the 1999 Annual Meeting of Stockholders

(4) Member of the Audit Committee

(5) Member of the Compensation Committee

     NOMINEES

     It is intended that shares represented by proxies in the enclosed form will be voted for the election of the nominees identified below to serve as directors for a term of three years and until their successors are elected, unless contrary instructions are received. All of the nominees listed below presently serve as directors of the Company. If an unexpected occurrence should make it necessary, in the judgment of the proxy holders, to substitute some other person for any of the nominees, such shares will be voted for such other person as the proxy holders may select.

Donald R. Caldwell............   Mr. Caldwell has been the president and chief
                                 operating officer of Safeguard Scientifics,
                                 Inc. ("Safeguard") since February 1996 and a director of Safeguard since May 1996. Mr.
                                 Caldwell was an executive vice president of Safeguard from December 1993 to February 1996.
                                 Prior to such time, Mr. Caldwell was the president of Valley Forge Capital Group, Ltd., a business mergers and acquisition advisory firm that he founded from April 1991 to December 1993 and an executive officer of a predecessor company of Cambridge Technology
                                 Partners (Massachusetts), Inc., a provider of information technology consulting and software development, from December 1989 to March 1991.
                                 Mr. Caldwell's prior positions included serving as a partner in the national office of Arthur
                                 Young & Co. (a predecessor to Ernst & Young,
                                 LLP).

                                 Mr. Caldwell serves on the board of directors of Integrated Systems Consulting Group, Inc. (one of the Safeguard partnership companies), Safeguard, CompuCom Systems, Inc. and Quaker Chemical Corp.

Alan Kay......................   Dr. Kay is currently vice president of research
                                 and development for Walt Disney Imagineering, Inc. and is a Disney fellow. From 1984 to 1996, Dr. Kay was an Apple fellow at Apple Computer,
                                 Inc. From 1982 to 1984, he was chief scientist of Atari Corporation. From 1971 to 1982, he was a member of research staff, principal scientist, and Xerox fellow at the Xerox Palo
                                 Alto Research Center. From 1969 to 1971, he was a research associate and lecturer in computer science at Stanford University.

Michael E. Mikolajczyk........   Mr. Mikolajczyk joined the Company in April
                                 1994 and has served as Senior Vice President, Chief Financial and Administrative Officer and a member of its Board of Directors since that time. From 1993 to 1994, he served as senior vice president of finance and administration and chief financial officer for Technology
                                 Solutions Company. From 1981 to 1993, Mr.
                                 Mikolajczyk was with MCI Telecommunications
                                 Corporation where he served at various times as vice president of finance and administration for both its Business Services Division and its Central Division, vice president of corporate development and analysis, vice president of business analysis, tariffs and contracts, and vice president of marketing and finance for MCI's Digital Information Services Company. Mr.
                                 Mikolajczyk received his bachelors degree from Wayne State University and his M.B.A. from
                                 Harvard Business School.

     DIRECTORS CONTINUING IN OFFICE

     The following directors' terms in office continue beyond the 1997 Annual Meeting of stockholders:

Edward R. Anderson............   Mr. Anderson has been president, chief
                                 executive officer and a director of CompuCom
                                 Systems, Inc., a PC dealer and network
                                 integration company and a Safeguard partnership company since January 1994. He joined CompuCom as chief operating officer in August 1993. From
                                 1988 to 1993, Mr. Anderson served as president and chief operating officer of ComputerLand
                                 Corporation. From 1984 to 1988, he served as vice president of marketing, chief financial officer, and as a member of the board of directors and the executive management team of the Computer Factory. Mr. Anderson began his career in 1974 as a financial analyst with W.
                                 R. Grace & Company, serving as director of real estate and vice president of planning and control, for specialty retailing until 1980. He served as vice president of strategic planning and business development for a division of the American Express Company.

Melvyn E. Bergstein...........   Mr. Bergstein co-founded the Company in January
                                 1994 and has served as its Chairman, Chief
                                 Executive Officer and President since that time. From 1991 to 1993, Mr. Bergstein at various times served as vice chairman, executive vice president, president and co-chief executive officer, and a member of the board of directors of Technology Solutions
                                 Company, a publicly traded, Chicago-based systems integrator. From 1989 to 1991, he was senior vice president -- systems integration for Computer
                                 Sciences Corporation. From 1968 to 1989, Mr.
                                 Bergstein held a number of positions with Arthur Andersen & Co.'s consulting division
                                 (now Andersen Consulting). While with Andersen
                                 Consulting, Mr. Bergstein served as partner from 1977 to 1989 and managing director of worldwide technology from 1985 to 1989. Mr.
                                 Bergstein served on Arthur Andersen's board during the 1985 to 1989 period, and as chairman of Arthur Andersen's Consulting Oversight
                                 Committee during 1989. Mr. Bergstein received his bachelors degree from the University of Pennsylvania. Mr. Bergstein is also a member of the board of directors of Integrated Systems
                                 Consulting Group, Inc., a publicly traded company and a Safeguard partnership company.

John D. Loewenberg............   Mr. Loewenberg is currently managing partner
                                 and a consultant with JDL Enterprises, a consulting firm. Previously, Mr. Loewenberg was an executive vice president and chief operating officer of Connecticut Mutual, a life insurance company, from May 1995 through 1996. Prior to joining Connecticut Mutual, Mr. Loewenberg served as senior vice president of Aetna Life and Casualty, a multi-line insurer, and as chief executive officer of Aetna Information
                                 Technology, the information systems company of Aetna Life and Casualty, from March 1989 to May
                                 1995. Mr. Loewenberg was chairman of Precision
                                 Systems, Inc. until April 1996 and is a
                                 director of CompuCom Systems, Inc., and Sanchez
                                 Computer Associates, Inc., two of Safeguard's partnership companies.

Christopher J. Moffitt........   Mr. Moffitt co-founded the Company in January
                                 1994 and has served as Senior Vice President, Secretary and a member of the Board of Directors of the Company since that time. From
                                 1988 to 1993, he served as senior vice
                                 president of Technology Solutions Company. From
                                 1986 to 1988, Mr. Moffitt was a principal in the Management Consulting Group of Arthur Young
                                 (now Ernst & Young) where he became a partner in 1988. From 1981 to 1986, Mr. Moffitt served as director of information systems for Neiman
                                 Marcus. Mr. Moffitt began his career in 1974 with Electronic Data Systems as a systems engineer and account manager. Mr. Moffitt received his bachelors degree from the University of Miami.

James C. Spira................   Mr. Spira joined the Company in November 1995
                                 and has served as Senior Vice President since that time. He became a member of its Board of Directors in February 1996. From 1991 to 1995,
                                 Mr. Spira was a group vice president of the Tranzonic Companies, Inc., a $200 million public corporation specializing in the manufacture and distribution of quality paper, cloth and vinyl products. Prior to that time, Mr. Spira co-founded Cleveland Consulting
                                 Associates in 1974, where he served as the firm's president and chief executive officer.
                                 Mr. Spira serves on the board of directors of CIBER, Inc., and The Tranzonic Companies. Mr.
                                 Spira holds an M.B.A. from the University of Pennsylvania's Wharton School and a B.A. in history from Hobart College.

     DIRECTORS' MEETINGS AND COMMITTEES

     The Board of Directors has an Audit Committee, which has authority to review and recommend to the Board internal accounting and financial controls for the Company and accounting principles and auditing practices and procedures to be employed in the preparation and review of financial statements. The Audit Committee was established on February 18, 1997 and did not meet during fiscal 1997. The Board of Directors also has a Compensation Committee, which has authority to review and recommend to the Chief Executive Officer and the Board policies, practices and procedures relating to the compensation of managerial employees and the establishment and administration of employee benefit plans, except for stock option plans. The Compensation Committee was established on February 18, 1997 and did not meet during fiscal 1997. The Company's By-Laws provide that a majority of the Compensation Committee shall consist of members of the Board of Directors who are not officers or employees of the Company or any subsidiary of the Company. The Board of Directors has no Nominating Committee.

     The Board of Directors held five meetings in fiscal 1997. All of the directors attended at least 75 percent of the total meetings held by the Board of Directors and by the committees on which they served during fiscal 1997.

     COMPENSATION OF DIRECTORS

     Directors receive no cash compensation for their services as directors, except for reimbursement of expenses incurred in connection with attending meetings of the Board of Directors and its committees. Directors who are not employees of the Company or of Safeguard are granted options to purchase Class A Common of the Company in the discretion of the Board of Directors. The exercise price of each option is equal to the fair market value of the shares on the date of grant. The options vest over a period of five years and have a term of seven years. In fiscal 1997, Messrs. Anderson, Kay and Loewenberg were granted options to purchase 16,500, 110,001 and 16,500 shares of Class A Common, respectively, at exercise prices of $3.18, $1.82 and $3.18, respectively.

     COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth certain information concerning compensation paid or accrued in fiscal years 1996 and 1997 with respect to the Company's Chief Executive Officer and all of its other executive officers at March 31, 1997 (collectively, the "Named Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                           LONG-TERM
                                                                          COMPENSATION
                                                ANNUAL COMPENSATION(1)      AWARDS--
                                                -----------------------    SECURITIES
                                       FISCAL              OTHER ANNUAL    UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION             YEAR     SALARY    COMPENSATION     OPTIONS      COMPENSATION(2)
---------------------------            ------    ------    ------------    ----------    ---------------
Melvyn E. Bergstein..................   1997    $503,125     $     --            --          $8,550
Chairman, Chief Executive Officer,      1996     480,000      127,207(3)         --           5,472
and President
Christopher J. Moffitt...............   1997     431,250           --            --           1,938
Senior Vice President, and Secretary    1996     400,000      105,630(4)         --           1,938
Michael E. Mikolajczyk...............   1997     383,333           --        37,529           3,306
Senior Vice President, Chief            1996     360,000       92,548(5)     16,500           1,938
Financial and Administrative Officer
and Treasurer
James C. Spira.......................   1997     479,169           --            --           5,472
Senior Vice President                   1996     208,789(6)        --        74,250             456

-------------------------
(1) The compensation described in this table does not include medical, group life insurance or other benefits received by the Named Officers which are available generally to all salaried employees of the Company and certain perquisites and other personal benefits, securities or property received by the Named Officers which do not exceed the lesser of $50,000 or 10% of the aggregate of any such Named Officer's salary in the fiscal year.

(2) Represents excess group life insurance premiums paid in the respective year.

(3) Includes $120,000 of deferred compensation earned but not paid during the year ended March 31, 1996 and $7,207 of interest on such cumulative amounts.

(4) Includes $100,000 of deferred compensation earned but not paid during the year ended March 31, 1996 and $5,630 of interest on such cumulative amounts.

(5) Includes $90,000 of deferred compensation earned but not paid during the year ended March 31, 1996 and $2,548 of interest on such cumulative amounts.

(6) Represents a partial year as Mr. Spira joined the Company in November 1995.

     DEFERRED COMPENSATION

     From the inception of the Company through March 31, 1996, certain employee base salaries were reduced by a percentage which was to be paid at a future date, plus accrued interest. Amounts deferred under this program initially ranged from 20% to 40% of base salary and were subsequently revised to 20% of base salary effective April 1, 1995 for all participants. Certain amounts of this deferred compensation were exchanged for Common Stock in January 1995 and April 1996.

     After March 31, 1996, the deferral of compensation for these employees was discontinued. As a result of losses sustained by the Company in the first two quarters of fiscal 1997, each of these employees agreed to waive their rights to deferred compensation if the Company did not achieve certain revenue targets in the third and fourth quarters of fiscal 1997. Pursuant to this agreement, these employees forgave prior years' deferred compensation totaling approximately $485,000 during each of the third and fourth quarters of fiscal 1997.

     EMPLOYMENT AGREEMENTS

     The Company entered into Employment Agreements with Mr. Bergstein, Mr. Moffitt, Mr. Mikolajczyk and Mr. Spira that provide for annual salaries and bonuses of up to 100% of annual salaries. The annual salaries are subject to annual reviews. The Employment Agreements are terminable at any time by either party and contain non-competition provisions, which last for 18 months following cessation of employment with the Company. In addition, the Employment Agreements prohibit the individuals from disclosing any of the Company's confidential information and require the individuals to disclose to the Company, and to grant ownership to the Company all ideas, inventions and business plans developed during the course of employment to the extent they relate to the business of the Company, result from work performed for the Company or result from use of any of the Company's property. Mr. Bergstein's agreement is dated February 1, 1994 and provides for a current annual salary of $525,000. Mr. Moffitt's agreement is dated February 1, 1994 and provides for a current annual salary of $450,000. Mr. Mikolajczyk's agreement is dated April 18, 1994 and provides for a current annual salary of $400,000. Mr. Spira's agreement is dated November 1, 1995 and provides for a current annual salary of $450,000. As a result of losses sustained by the Company in the first two quarters of fiscal 1997, each of these Partners agreed to an 8.3% salary reduction for the twelve-month period ending September 30, 1997.

     STOCK OPTIONS

     The following table provides information on stock options granted by the Company in fiscal 1997 to the Named Officers. All Company option grants depicted below were made pursuant to the Company's Amended and Restated 1994 Stock Option Plan.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                         VALUE AT ASSUMED
                                                                                          ANNUAL RATE OF
                                  NUMBER OF     PERCENT OF                                  STOCK PRICE
                                    SHARES     TOTAL OPTIONS                               APPRECIATION
                                  UNDERLYING    GRANTED TO     EXERCISE                 FOR OPTION TERM(2)
                                   OPTIONS     EMPLOYEES IN    PRICE PER   EXPIRATION   -------------------
              NAME                GRANTED(1)    FISCAL YEAR      SHARE        DATE         5%        10%
              ----                ----------   -------------   ---------   ----------      --        ---
Melvyn E. Bergstein.............        --          --%          $  --            --     $    --    $    --
Christopher J. Moffitt..........        --          --              --            --          --         --
Michael E. Mikolajczyk..........    16,500           1            1.82       3/31/03      12,225     28,490
                                     6,397          --            3.18      10/31/03       8,281     19,299
                                    14,632           1            2.27      10/31/03      13,522     31,511
James C. Spira..................        --          --              --            --          --         --

-------------------------
(1) Options to purchase Class B Common, vesting incrementally with 10%, 15%, 25%, 25% and 25% of the option vesting on the first through fifth anniversaries of the date of grant, respectively, and expiring on the seventh anniversary of the date of grant. The options are not transferable in any way other than upon the death of the employee. Shares issued upon the exercise of these options are subject to the terms and restrictions contained in the Voting and Stock Restriction Agreement.

(2) The amounts shown are calculated assuming that the Common Stock market value was equal to the exercise price per share as of the date of grant of the options. This value is the approximate price per share at which shares of the Common Stock would have been sold in private transactions on or about the date on which the options were granted. The dollar amounts under these columns assume a compounded annual market price increase for the underlying shares of the Common Stock from the date of grant to the end of the option term of 5% and 10%. This format is prescribed by the Securities and Exchange Commission and is not intended to forecast future appreciation of shares of the Common Stock. The actual value, if any, a Named Officer may realize will depend on the excess of the market price for shares of the Common Stock on the date the option is exercised over the exercise price. Accordingly, there is no assurance that the value realized by a Named Officer will be at or near the value estimated above.

     The following table sets forth information concerning options exercised during fiscal 1997 and the number and the hypothetical value of certain unexercised options of the Company held by the Named Officers as of March 31, 1997. This table is presented solely for purposes of complying with the Commission rules and does not necessarily reflect the amounts the optionees will actually receive upon any sale of the shares acquired upon exercise of the options.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
                                     VALUES

                                                               NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                                              UNDERLYING UNEXERCISED               IN-THE-MONEY
                                                                    OPTIONS AT                      OPTIONS AT
                                  SHARES                          MARCH 31, 1997                  MARCH 31, 1997
                                 ACQUIRED       VALUE      ----------------------------    ----------------------------
            NAME                ON EXERCISE    REALIZED    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
            ----                -----------    --------    -----------    -------------    -----------    -------------
Melvyn E. Bergstein.........        --            --             --              --          $    --        $     --
Christopher J. Moffitt......        --            --             --              --               --              --
Michael E. Mikolajczyk......        --            --          1,650          52,379            6,897         213,725
James C. Spira..............        --            --          7,425          66,825           31,037         279,329

     REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Company's Board of Directors (the "Compensation Committee") was established on February 18, 1997 and did not meet to consider executive officer compensation for the fiscal year ended March 31, 1997. Accordingly, the functions of the Compensation Committee were carried out by the full Board of Directors. The Board of Directors has furnished the following report on executive compensation:

                        REPORT ON EXECUTIVE COMPENSATION

          The compensation of the Named Officers and all other executive officers was determined in accordance with the Partners' Operating Agreement and the Partners' Compensation Program, under which the officers' compensation was approved by the Company's Management and Management Compensation Committees, each of which is a non-board committee composed of Partners, and by the Board of Directors. The purpose and design of this structure is to provide a combination of base salary, bonus and equity to the Company's Partners that will link individual rewards to the Company's success, motivate teamwork, encourage the Partners to maintain equity interests in the Company and reward individual performance. Each of the Company's officers is a Partner.

          Base salaries are established on the basis of the officers' experience and contributions to the Company. Bonuses are based on the Company's achievement of certain targets established in its annual business plan. The Partners' Compensation Program provides that a portion of the bonus will be paid in cash and that a portion will be distributed as equity -- either restricted stock, stock appreciation rights or stock options. The Named Officers, as Partners, share in a bonus pool established pursuant to a formula that first provides for a return on revenue and for bonuses to non-Partner employees. Target bonuses for all Partners, as a percentage of base salary, are established prior to the fiscal year in which they take effect. No bonuses were paid to the Named Officers for fiscal 1997.

     CEO COMPENSATION

          Mr. Bergstein's salary for the year ended March 31, 1997 was $503,125 as compared to $480,000 for the prior fiscal year. He, like all the other Partners, also waived his rights to certain deferred compensation accrued for prior years (in his case in the amount of $196,180), when the Company did not achieve certain revenue targets in the third and fourth quarters of fiscal 1997. Mr. Bergstein's compensation was based on his leadership of the Company; the Company's dramatic growth since being founded in early 1994; his contributions to recruiting key employees, directors and advisory board members; and his contribution to the revenues of the Company by attracting significant clients and by actively participating in serving the Company's clients. As with all other Partners, Mr. Bergstein's compensation as Chief Executive Officer is subject to the approval of the Management Committee, the Management Compensation Committee, the Partners and the Board of Directors. The Board of Directors believes his compensation to be reasonable.

     POLICY ON QUALIFYING COMPENSATION

          Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), provides that publicly held companies may not deduct in any taxable year compensation in excess of one million dollars paid to any of the individuals named in the Summary Compensation Table that is not "performance-based" as defined in Section 162(m). In order for incentive compensation to qualify as "performance-based" compensation under Section 162(m), the Company's discretion to grant awards must be strictly limited. The Board of Directors believes that the benefit to the Company of retaining the ability to exercise discretion under the Company's incentive compensation plans outweighs the limited risk of loss of tax deductions under Section 162(m). Therefore, the Company does not currently intend to seek to qualify its incentive compensation plans under
     Section 162(m).

                                          By the Board of Directors:

                                            Edward R. Anderson
                                            Melvyn E. Bergstein
                                            Donald R. Caldwell
                                            Alan Kay
                                            John D. Loewenberg
                                            Michael E. Mikolajczyk
                                            Christopher J. Moffitt
                                            James C. Spira

     COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee currently consists of Mr. Anderson, Mr. Caldwell and Mr. Moffitt. Mr. Moffitt is a Named Officer of the Company. None of the Named Officers of the Company has served on the board of directors or on the compensation committee of any other entity, any of whose officers served either on the Board of Directors or on the Compensation Committee of the Company. The Compensation Committee, however, was established on February 18, 1997 and did not meet to consider executive officer compensation for the fiscal year ended March 31, 1997. For fiscal 1997, recommendations concerning the aggregate compensation of all of the Company's Partners (including its Named Officers) (as designated by the Company) were made to the Board of Directors by the Company's Chief Executive Officer and the Company's Management Committee. The Management Committee is a non-board operating committee which has been established by the Company pursuant to the terms of the Partners' Operating Agreement. Pursuant to the terms of the Partners' Operating Agreement, allocations among the Company's Partners (including its executive officers) were made by the Management Committee upon approval of the aggregate amount of such compensation by the Board of Directors and the approval of the actual allocations by at least seventy percent of the Company's Partners. See "Partners' Operating Agreement" on page 14.

     STOCK PRICE PERFORMANCE PRESENTATION

     The following graph compares the Company's total annual stock price performance on Class A Common against the total stock price performance of the Nasdaq Market Index and the Russell 2000 Index for the periods indicated. The Company does not believe that there is a representative published industry or line-of-business index or a representative industry peer group of public companies against which to measure the Company's stock price performance. Therefore, under Securities and Exchange Commission regulations, the Company has selected the Russell 2000 Index, an index of companies with similar market capitalization to the Company, to use as a representative peer group. The graph presents the year-end value of a $100 investment on February 25, 1997 in the Company's Class A Common at the $5.50 initial offering price and in each of the Nasdaq Market Index and the Russell 2000 Index and assumes the reinvestment of dividends, if any.

                                         Diamond
                                       Technology
        Measurement Period              Partners                             Nasdaq Market
      (Fiscal Year Covered)           Incorporated     Russell 2000 Index        Index
2/25/97                                        100.00              100.00             100.00
3/31/97                                        109.09               95.28              93.54

     BENEFICIAL OWNERSHIP OF CLASS A COMMON AND CLASS B COMMON

     Set forth in the following table is the indicated information as of September 5, 1997, with respect to (1) each person who is known to the Company to be the beneficial owner of more than five percent of the Class A Common, (2) each person who is known to the Company to be the beneficial owner of more than five percent of the Class B Common and (3) the beneficial ownership of Class A Common and Class B Common by the directors, and the Named Officers and all executive officers and directors as a group. Beneficial ownership of Class A Common and Class B Common has been determined for this purpose in accordance with Rules 13d-3 and 13d-5 of the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934, as amended, (the "Exchange Act") which provide, among other things, that (a) a person is deemed to be the beneficial owner of Class A Common or Class B Common if such person, directly or indirectly, has or shares voting power or investment power with respect to such stock or has the right to acquire such ownership within sixty days of the date of the indicated information (November 4, 1997) and (b) when two or more persons agree to act together for the purpose of holding, voting or disposing of Class B Common, the group formed thereby is deemed to be a person which has acquired beneficial ownership of all Class B Common beneficially owned by each member of the group. Accordingly, the amounts shown in the table do not purport to represent beneficial ownership for any purpose other than compliance with SEC reporting requirements. Further, beneficial ownership as determined in this manner does not necessarily bear on the economic incidence of ownership of Class A Common or Class B Common.

                   AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP

                                                                        NUMBER OF   PERCENT OF
NAME AND ADDRESS(1)                                           CLASS(2)   SHARES      CLASS(3)
-------------------                                           --------  ---------   ----------
Melvyn E. Bergstein(4)......................................  Class A     266,951       4.0%
(Includes 4,421,692 shares reflected solely as a result of    Class B   4,908,112       100
Mr. Bergstein's right to vote such shares and 753,371 shares owned by Mr. Bergstein)
Safeguard Scientifics, Inc.(5)..............................  Class A   1,443,668      20.8
800 The Safeguard Building
435 Devon Park Drive
Wayne, PA 19087
Technology Leaders(6).......................................  Class A   1,149,689      16.6
800 The Safeguard Building
435 Devon Park Drive
Wayne, PA 19087
Christopher J. Moffitt(7)...................................  Class A      40,270         *
                                                              Class B     623,600      12.7
Michael E. Mikolajczyk(8)...................................  Class A       3,788         *
                                                              Class B     544,087      11.0
James C. Spira(9)...........................................  Class A      29,588         *
                                                              Class B     216,564       4.4
John D. Loewenberg(10)......................................  Class A      16,800         *
Alan Kay(11)................................................  Class A      22,000         *
Donald R. Caldwell(12)......................................  Class A      16,263         *
Edward R. Anderson(13)......................................  Class A      19,040         *
All executive officers and directors as a group (8            Class A     414,700       6.1
  persons)(14)..............................................  Class B   4,953,480     100.0

-------------------------
  *  Less than 1% of the class outstanding

 (1) The address of each of Messrs. Bergstein, Moffitt and Mikolajczyk is 875 North Michigan Avenue, Suite 3000, Chicago, Illinois 60611.

 (2) In February 1997, the Company reclassified (i) the shares of then outstanding common stock of the Company held by Safeguard, Technology Leaders and all other nonemployee stockholders into shares of Class A Common and (ii) the shares of then outstanding common stock of the Company held by employee stockholders into shares of Class B Common. In the event that any share of Class B Common is transferred to any party other than a "Permitted Holder" (generally, an employee of the Company) or if a beneficial or record holder of a share of Class B Common Stock ceases to be a Permitted Holder, the share is automatically and immediately converted into a share of Class A Common. Shares of Class A Common may not be converted into shares of Class B Common.

 (3) Solely for the purpose of determining beneficial ownership herein, the number of shares of Common Stock deemed outstanding as of September 5, 1997
     (i) assumes 6,700,256 shares of Class A Common and 4,908,112 shares of Class B Common were outstanding as of such date, and (ii) includes additional shares of Common Stock issuable pursuant to options or warrants held by such owner which may be exercised within 60 days after the date of September 5, 1997 ("presently exercisable options"), as set forth below.

 (4) The shares represent 79.4% of the aggregate voting rights of the Common Stock. Mr. Bergstein's voting rights include 4,314,029 shares of Class B Common and 107,663 shares of Class A Common held by other persons who have granted Mr. Bergstein the right to vote such shares pursuant to the terms of irrevocable proxies. Mr. Bergstein has sole voting and investment power over 594,083 shares of Class B Common and 159,288 shares of Class A Common which represent a 6.5% direct ownership interest in the Common Stock. Mr. Bergstein's direct ownership and voting rights exclude 199,880 shares of Class A Common held in trust for certain members of the Bergstein family.

 (5) The shares represent 4.6% of the aggregate voting rights of the Common Stock. Includes a warrant which is presently exercisable for 241,182 shares of Class A Common and the shares of Common Stock owned by CompuCom Systems, Inc., of which Safeguard owns approximately 50% of the voting securities. The warrant and all shares of Class A Common are held of record by Safeguard Scientifics (Delaware), Inc., a privately held subsidiary of Safeguard. Includes 153,690 shares of Class A Common granted by Safeguard to certain of its employees pursuant to a long-term incentive plan (the "LTIP Plan"). Safeguard will continue to exercise voting rights with respect to these shares until the occurrence of certain vesting requirements. Excludes all shares of Common Stock beneficially owned by Technology Leaders, in which Safeguard has a beneficial interest. Excludes all shares of Common Stock owned by Cambridge Technology Partners (Massachusetts), Inc. of which Safeguard owns approximately 21% of the voting securities. The largest shareholder of Safeguard is Warren V. Musser, the chairman and chief executive officer of Safeguard, who is the record holder of approximately 9.5% of the total Safeguard common shares outstanding. See "Certain Relationships and Related Transactions" below.

 (6) The shares represent 3.7% of the aggregate voting rights of the Common Stock. Includes warrants issued to Technology Leaders L.P. and Technology Leaders FR Corp., which are presently exercisable for 241,182 shares of Class A Common. See "Certain Relationships and Related Transactions" below.

 (7) Mr. Moffitt has granted Mr. Bergstein all voting rights with respect to these shares pursuant to an irrevocable proxy. Excludes 84,250 shares of Class A Common held in trust for certain members of the Moffitt family.

 (8) Mr. Mikolajczyk has granted Mr. Bergstein all voting rights with respect to these shares pursuant to an irrevocable proxy. Includes 26,804 shares of Common Stock issuable pursuant to presently exercisable options. Excludes 41,250 shares of Class A Common held in trust for certain members of the Mikolajczyk family.

 (9) Mr. Spira has granted Mr. Bergstein all voting rights with respect to these shares of Common Stock pursuant to an irrevocable proxy. Includes 18,564 shares of Common Stock issuable pursuant to presently exercisable options.

(10) Includes 3,300 shares of Class A Common issuable pursuant to presently exercisable options.

(11) Consists of 22,000 shares of Class A Common issuable pursuant to presently exercisable options.

(12) Excludes all shares of Common Stock beneficially owned by Safeguard. Mr. Caldwell serves as president and chief operating officer of Safeguard. Mr. Caldwell disclaims beneficial ownership of such shares. Excludes 28,050 shares of Common Stock allocated to Mr. Caldwell under the LTIP Plan, of which Mr. Caldwell has neither dispositive nor voting power.

(13) Includes 3,300 shares of Class A Common issuable pursuant to presently exercisable options.

(14) The shares of Class A Common and Class B Common together represent 79.6% of the aggregate voting rights of the Common Stock. Includes, in the aggregate, 73,968 shares of Common Stock issuable pursuant to presently exercisable options.

     CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Technology Leaders Management L.P., a limited partnership, is the sole general partner of Technology Leaders L.P. and a co-general partner of Technology Leaders Offshore C.V. Technology Leaders L.P. and Technology Leaders Offshore C.V. are venture capital funds that are required by their governing documents to make all investment, voting and disposition actions in tandem. Technology Leaders L.P. and Technology Leaders Offshore C.V. are referred to collectively in this Proxy Statement as "Technology Leaders." Technology Leaders Management L.P. has sole responsibility for all investment, voting and disposition decisions for Technology Leaders. The general partners of Technology Leaders Management L.P. are (i) Technology Leaders Management, Inc., a privately held subsidiary of Safeguard, (ii) TL Partners I, a general partnership among Technology Leaders Management, Inc. and the managing directors of Technology Leaders Management, Inc., other than Mark J. DeNino, and (iii) four other corporations (the "TLA Corporations") owned by individuals, one of whom serves as a director of Safeguard, and three of whom are not currently otherwise affiliated with Safeguard or the Company. Technology Leaders Management L.P. is managed by an executive committee, by whose decisions the general partners have agreed to be bound, that consists of seven voting members including (i) Warren
V. Musser, Robert E. Keith, Jr. and Gary J. Anderson, M.D., each of whom are designees of Technology Leaders Management, Inc., and (ii) one designee of each of the TLA Corporations. Clayton S. Rose is a non-voting member of that executive committee. Technology Leaders Management, Inc. is the administrative manager of Technology Leaders, subject to the control and direction of the executive committee of Technology Leaders Management L.P. Mr. Musser is the chairman and Mr. Keith is president and chief executive officer of Technology Leaders Management, Inc. and Mr. Keith, Ira M. Lubert, Dr. Anderson, Mr. DeNino and Christopher Moller, Ph.D., are the managing directors of Technology Leaders Management, Inc. Mr. Keith, Mr. Lubert and Dr. Anderson are former officers of Safeguard and Mr. Keith is a director of Safeguard.

     Safeguard Scientifics (Delaware), Inc., a privately held subsidiary of Safeguard, is a limited partner in Technology Leaders L.P. holding 3.3% of the aggregate limited partnership interests in Technology Leaders L.P. Technology Leaders Management, Inc. holds directly or indirectly 31% of the general partnership interests in Technology Leaders Management L.P. Safeguard Scientifics (Delaware), Inc., Technology Leaders and CIP Capital L.P. are referred to collectively in this Proxy Statement as the "Investors."

     In the second quarter of fiscal 1997, Safeguard exercised a warrant, issued in 1994, to purchase 495,000 shares of Class A Common at an exercise price of $1.21 per share.

     The Company entered into a $2.0 million subordinated loan agreement with Safeguard on November 8, 1996 for general working capital purposes. In connection with this loan, the Company issued warrants to Safeguard for the purchase of 526,597 shares of the Company's Common Stock at $5.50 per share. The loan has a maturity date of November 1, 2001 but was required to be repaid in full upon the consummation of the Initial Public Offering and bears interest at rates which escalate 1.0% annually, starting at 6.0% in the initial year. The Company repaid this loan on April 11, 1997 with proceeds from the Initial Public Offering.

     CANCELLATION OF PROMISSORY NOTE

     Until being finally resolved by a global settlement among all parties in June 1996, Melvyn E. Bergstein, Chairman, Chief Executive Officer and President of the Company, the Company and others were involved in a lawsuit with Technology Solutions Company ("TSC"). Because of the nature of the claims by Mr. Bergstein and TSC, Mr. Bergstein and the Company were represented by the same counsel. During the course of the litigation, the Company and Mr. Bergstein each paid legal fees attributable to the litigation. Mr. Bergstein executed a promissory note, dated April 14, 1995, under which he agreed to pay certain of the fees paid by the Company, with interest at the applicable federal rate under IRS regulations, after the conclusion of the litigation. The Company subsequently determined, however, that the amounts due under the note more accurately reflected fees attributable to the Company's defense and settlement of these claims, and therefore the Company canceled the full amount ($226,402) due under the note.

     PARTNERS' OPERATING AGREEMENT

     Certain employees of the Company are internally designated as "Partners." The designation does not refer to a partner of a general or limited partnership. All of the Partners of the Company have agreed to be bound by the Partners' Operating Agreement. Each individual proposed to be hired as, or promoted to, a Partner, must agree to become bound by and a party to the Partners' Operating Agreement. The Partners' Operating Agreement provides for, among other things:
(i) nomination procedures for the nomination of candidates to the office of Chief Executive Officer; (ii) procedures for the removal and retention of the Chief Executive Officer; (iii) procedure for the admission and removal of Partners; and (iv) the compensation of management personnel. In addition, the Partners' Operating Agreement provides that the Chief Executive Officer must be selected from among the Partners pursuant to the procedures set forth in such Agreement, subject to the right of the Company's Board of Directors to veto any such person nominated by the Partners. The Chief Executive Officer may be removed by the Board of Directors or for certain other specified reasons.

     VOTING AND STOCK RESTRICTION AGREEMENT

     Each employee-stockholder and certain other stockholders of the Company have agreed to be bound by the Second Amended and Restated Voting and Stock Restriction Agreement dated as of April 1, 1996 (the "Voting and Stock Restriction Agreement"). Any employee considering purchasing shares of the Class B Common from the Company must agree to become bound by and a party to the Voting and Stock Restriction Agreement (to the extent not already bound).

     The Voting and Stock Restriction Agreement provides for, among other things: (i) the grant of a proxy by each employee-stockholder of the Company to the Chief Executive Officer of the Company conveying the right to vote their shares of Class B Common, (ii) rights to purchase shares of certain employee-stockholders upon termination of employment; (iii) rights of first offer of the Company to purchase shares of Class B Common offered by employee-stockholders; (iv) rights of first offer of the Company to purchase shares of Common Stock offered by the Investors; (v) restrictions on pledges of shares of Class B Common held by employees; and (vi) restrictions on the transferability of the shares of Class B Common held by employees and shares of Common Stock of the Investors.

     SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership of such securities with the SEC and Nasdaq. Officers, directors and greater than ten percent beneficial owners are required by applicable regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based upon its review of the copies of Section 16(a) forms received by it, and upon written representations from reporting persons concerning the necessity of filing a Form 5-Annual Statement of Changes in Beneficial Ownership, the Company believes that, during fiscal 1997, all filing requirements applicable for reporting persons were met, except as follows:

     During fiscal year 1997, one report on behalf of Mr. Loewenberg (reporting two transactions) under Section 16(a) of the Exchange Act was filed late.

2. CONFIRMATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors of the Company recommends a vote for ratification of the appointment of KPMG Peat Marwick LLP as the independent auditors of the Company and its subsidiary to audit the books and accounts for the Company and its subsidiary for the current fiscal year. It is intended that the shares represented by proxies in the enclosed form will be voted for confirmation of KPMG Peat Marwick LLP as the independent auditors, unless contrary instructions are received. It is expected that representatives of KPMG Peat Marwick LLP will attend the Annual Meeting, with the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

                      SUBMISSION OF STOCKHOLDER PROPOSALS

     Proposals of stockholders intended to be eligible for inclusion in the Company's proxy statement and form of proxy relating to the Company's next annual meeting must be received at the Company's executive offices on or before July 1, 1998 unless, as presently contemplated, the 1998 annual meeting of shareholders is held earlier than September 29, 1998. If the date of the 1998 annual meeting of shareholders is advanced earlier than September 29, 1998 such proposals will be required to be received a reasonable period of time in advance the Company's solicitation of proxies for that meeting. Such proposals should be submitted by certified mail, return receipt requested, addressed to the Company, 875 North Michigan Avenue, Suite 3000, Chicago, Illinois 60611 Attention:
Secretary.

                            SOLICITATION OF PROXIES

     The Company will bear the costs of soliciting proxies from its stockholders. In addition to the use of the mails, proxies may be solicited by the directors, officers and employees of the Company by personal interview, electronic mail, telephone or telegram. Such directors, officers and employees will not be additionally compensated for such solicitation, but may be reimbursed for out-of-pocket expenses incurred in connection therewith. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of Class A Common held of record by such persons, and the Company will reimburse such brokerage houses, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred in connection therewith.

                                 OTHER MATTERS

     The directors know of no other matters which are likely to be brought before the meeting, but if any such matters properly come before the meeting the persons named in the enclosed proxy, or their substitutes, will vote the proxy in accordance with their best judgment.

                                          Christopher J. Moffitt
                                          Secretary

September 30, 1997

     IT IS IMPORTANT THAT THE PROXIES BE RETURNED PROMPTLY. STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING ARE URGED TO FILL OUT, DATE AND MAIL THE ENCLOSED FORM OF PROXY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

PLEASE MARK BOXES IN BLUE OR BLACK INK.


                                                                                                     Please mark your
                                                                                                     votes as indicated   /X/
                                                                                                     in this example
1.  Election of Directors.

    FOR ALL     WITHHOLD authority only      WITHHOLD           Nominees are: Donald R. Caldwell, Alan Kay, Michael E. Mickolajczyk
    Nominees    for the nominee(s) which     authority for
                name(s) I have written to    all nominees       ___________________________________________________________________
                the right

    [      ]        [      ]         [       ]


2.  To ratify the selection of KPMG Peat Marwick LLP            3.  In their discretion, the proxies are authorized to vote upon
    as the Company's independent auditors.                          such other business as may properly come before the meeting, or any adjournment(s) thereof.


      FOR           AGAINST                   ABSTAIN                           THIS PROXY IS SOLICITED BY THE COMPANY'S BOARD OF
    [      ]        [      ]                  [       ]                         DIRECTORS AND, WHEN PROPERLY EXECUTED, WILL BE
                                                                                VOTED FOR THE ABOVE PROPOSALS (INCLUDING ALL
                                                                                DIRECTOR NOMINEES) UNLESS OTHERWISE INDICATED.

                                                                                Signatures(s) should be exactly as name or names
                                                                                appearing on this proxy, if shares are held
                                                                                jointly, each holder should sign.  If signing is
                                                                                by attorney, executor, administrator, trustee or
                                                                                guardian, please give full title.

                                                                                Dated: _________________________________, 1997


                                                                                _________________________________________________
                                                                                                Signature(s)

                                                                                _________________________________________________
                                                                                                Signature(s)

                                                                                SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                                                                                        USING THE ENCLOSED ENVELOPE


 --------------------------------------------------------------------------------------------------------------------------------
                                                      [FOLD AND DETACH HERE]

                    DIAMOND TECHNOLOGY PARTNERS INCORPORATED

                              CLASS A COMMON STOCK

        The undersigned stockholder of Diamond Technology Partners Incorporated (the "Company") hereby appoints Melvyn E. Bergstein and Michael E. Mikolajczyk and each of them, the attorneys and proxies of the undersigned, with full power of substitution, to vote, as indicated herein, all of the shares of Class A Common Stock of the Company standing in the name of the undersigned at the close of business on September 5, 1997 at the Annual Meeting of Stockholders to be held at The Signature Room on the 95th Floor, John Hancock Center, 875 N. Michigan Avenue, Chicago, Illinois 60611 commencing at 10:00 a.m. on Wednesday, October 29, 1997, and at any and all adjournments thereof, with all of the powers the undersigned would possess if then and there personally present and especially (but without limiting the general authorization and power hereby given) to vote as indicated on the proposals, as more fully described in the Proxy Statement for the meeting.